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                                                                   Exhibit 10.9


                      AMENDED AND RESTATED PROMISSORY NOTE

$4,336,445                                                   New York, New York
                                                                January 1, 2000
                                           amended and restated August 15, 2001

         FOR VALUE RECEIVED, the undersigned, Frederick J. Rowan II (the "Payor"), hereby promises to pay to the order of The William Carter Company, or its successor or assign (the "Holder"), at the office of The William Carter Company, 1170 Peachtree Street, Suite 900, Atlanta, Georgia 30309,
Attn: Mr. Michael Casey, in lawful money of the United States of America in immediately available funds, the principal sum of FOUR MILLION THREE HUNDRED THIRTY-SIX THOUSAND FOUR HUNDRED FORTY-FIVE DOLLARS ($4,336,445), together with any accrued and unpaid interest on such principal amount from time to time outstanding, which sum shall be due and payable in installments of $600,000 (or such lesser amount as remains outstanding) commencing on March 31, 2003 and thereafter on each anniversary thereof until such principal amount and all accrued and unpaid interest thereon has been repaid.

         This Amended and Restated Promissory Note restates in its entirety the Promissory Note dated as of January 1, 2000, issued by the Payor to the Holder in the original principal amount of $4,336,445.

         From the date hereof, interest (i) shall accrue on the outstanding principal amount thereof at a rate which shall be calculated for each quarter or part thereof of the Holder's fiscal year, and (ii) shall equal the average rate paid by The William Carter Company under the revolving portion of its senior credit facility during such period (or if there are no borrowings outstanding during such period, the average rate that would have been paid thereunder), and (iii) shall be calculated on the basis of the actual number of days elapsed over 365, from the date hereof to the date of payment. For the avoidance of doubt, the total amount payable under this Note shall include any accrued but unpaid interest on the principal amount for the period beginning January 1, 2000 and ending August 15, 2001.

         The Payor hereby promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, on any overdue interest, and on any overdue amount under any instrument now or hereafter evidencing or securing the indebtedness evidenced hereby, at a rate equal to the rate of interest set forth above, plus 2%, calculated on the basis of the actual number of days elapsed over 365, from the date such principal or interest was due to the date of payment.

         The Payor shall have the right at any time and from time to time on any business day to prepay the principal amount of this Note, together with accrued and unpaid interest thereon, in whole or in part, without penalty or premium, upon at least two business days' prior written notice to the Holder hereof, such notice to specify the prepayment date and the principal amount hereof to be prepaid. In the event the Payor decides not to so prepay this
Note in accordance with any such notice delivered to the Holder hereof, the Payor shall so notify the Holder hereof, not less than one business day before such prepayment would otherwise have been made.



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         All amounts paid or prepaid by Payor hereunder shall be applied first to the accrued and unpaid interest, and then to reduce the outstanding principal amount under this Note.

         All payment and prepayment of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the Holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof; PROVIDED, HOWEVER, that the failure of the Holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Payor under this Note.

         The Promissory Note is secured by that certain Amended and Restated Stock Pledge Agreement, dated as of even date herewith, between the Holder and the Payor (the "Stock Pledge Agreement").

         Notwithstanding anything to the contrary contained herein, in case of the happening of any of the following events ("Events of Default"):

                  (i) default shall be made in the payment of the principal of or interest on this Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (ii) a breach of any covenant contained in this Note, other than the covenant to pay the principal of and interest on this Note, which breach shall continue unremedied for thirty days after written notice by the Holder;

                  (iii) the Payor shall (a) voluntarily commence any proceedings or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, liquidation or similar law, (b) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian sequestrator or similar official for him or for a substantial part of his property, (d) file an answer admitting the material allegations of a petition filed against him in any such proceeding, (e) make a general assignment for the benefit of creditors or (f) become unable, admit in writing his inability or fail generally to pay his debts as they become due;

                  (iv) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Payor, or of a substantial part of the property of the Payor, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency, receivership or similar law or (b) the appointment of a receiver, trustee, Custodian, sequestrator or similar official for the Payor or for a substantial part of the property of the Payor; and such proceeding or petition shall continue undismissed for 60



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         days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (v) a Change in Control or an Initial Public Offering (each as defined in the Stockholders Agreement, dated as of August 15, 2001 among Carter Holdings, Inc., the Payor and the other stockholders named therein (the "Stockholders Agreement")) of Carter Holdings, Inc., a Massachusetts corporation, or The William Carter Company, a Massachusetts corporation, shall be consummated;

                  (vi) an Event of Default (as defined in the Stock Pledge Agreement) shall have occurred under the Stock Pledge Agreement;

                  (vii) Payor shall, for any reason, cease to be an employee of Holder and the Company shall not have issued a Call Notice (as defined in the Stockholders Agreement) for repurchase of the New Pledged Shares (as defined in the Stock Pledge Agreement) pursuant to Section 2.2 of the Stockholders Agreement, within 90 days after termination; PROVIDED, HOWEVER, that in the event Payor shall cease to be an employee of Holder by reason of death or Disability (as defined in the Stockholders Agreement), and the Company shall not have issued a Call Notice (as defined in the Stockholders Agreement), the Holder may only accelerate this Note if an Event of Default set forth in paragraphs (i)-(vi) occurs.

then, in any such event (other than an event described in paragraph (iii) or (iv) above), the Holder hereof may declare the principal amount of this Note then outstanding to be forthwith due and payable, whereupon the principal hereof, together with accrued and unpaid interest thereon, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Payor (to the extent permitted by law), anything contained herein to the contrary notwithstanding; and, in any event described in paragraph (iii) or (iv) above, the principal amount of this Note, together with accrued and unpaid interest hereon, shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Payor.

         In the event the Company repurchases the new Pledged Shares (as defined in the Stock Pledge Agreement) pursuant to Section 2.2 of the Stockholders Agreement, all proceeds to the Payor from such sale up to and including the amount equal to the outstanding principal and accrued but unpaid interest on this Note, shall be offset against and used to pay this Note.

         If any payment under this Note is not made when due, whether at maturity or by acceleration, Payor shall pay all costs of collection whether or not suit is filed hereon, on the Stock Pledge Agreement or otherwise, including, but not limited to, reasonable attorneys' fees and expenses incurred in connection with the protection or realization of any collateral.

         Payor hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note, and to



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constitute this Note the legal, valid and binding obligation to Payor, enforceable in accordance with the terms hereof, have been done and performed and happened in due and strict compliance with all applicable laws.

         The Payor hereby waives (to the extent permitted by law) diligence, presentment, demand, protest and notice of any kind whatsoever except as expressly required herein. The nonexercise by the Holder of any of its rights hereunder or under the Stock Pledge Agreement in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Holder shall at all times have the right to proceed against any portion of the security held herefor in such order and in such manner as the Holder may select, without waiving any rights with respect to any other security. No delay or omission on the part of the Holder in exercising any right hereunder or under the Stock Pledge Agreement or other agreement shall operate as a waiver of such right or of any other right under this Note.

         This Note may be assigned, pledge, hypothecated or otherwise transferred by the Holder hereof.

         Any notice to be given hereunder shall be in writing and shall be deemed to have been given (i) when presented personally or (ii) three business days after being deposited in a regularly maintained receptacle for the United States Postal Service, postage prepaid, registered or certified, return receipt requested addressed to the respective party at the address specified herein or such other address as any party may from time to time designate by written notice to the other as herein required.

         The Payor irrevocably submits to the jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of or relating to this Note. Pledgor expressly waives any objection which he may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action or proceedings.

         All agreements between Payor and the Holder hereof are expressly limited so that in no contingency or event whatsoever, whether by reason of advancement of the proceeds of the loan evidenced hereby, acceleration of maturity of the unpaid principal balance hereof, or otherwise, shall the interest contracted for, charged or received by the Holder exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, interest would otherwise be payable to the Holder hereof in excess of the maximum lawful amount, then IPSO FACTO, the interest payable to the Holder shall be reduced to the maximum amount permitted under applicable law, and the amount of interest for any subsequent period, to the extent less than that permitted by applicable law, shall to that extent be increased by the amount of such reduction. If from any circumstance the Holder hereof shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the unpaid principal a balance due hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance due hereunder, such excess shall be refunded to Payor. All interest paid or agreed to be paid to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated or spread throughout the full period until payment in full of the principal balance due hereunder (including the period of any renewal or extension) so that

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interest hereon for such period shall not exceed the maximum amount permitted by applicable law. The provisions of this paragraph shall control all agreements between the Payor and the Holder hereof.

         Any provision of this Note that is declared invalid, illegal or unenforceable in any jurisdiction shall not affect in any way the remaining provisions hereof in such jurisdiction or render that or any other provision of this Note invalid, illegal or unenforceable in any other jurisdiction.

         This Note has been executed and delivered in the State of New York and shall be governed and construed, and all rights and obligation hereunder shall be determined, in accordance with the laws of the State of New York.

         Executed and delivered by the undersigned as of this 15th day of August, 2001 in the County, City and State of New York.

Addresses for notices to the Payor:          Frederick J. Rowan, II
                                             4280 Olde Mill Lane
                                             Atlanta, Georgia  30342


                                                 /s/  David A. Brown
                                             --------------------------------
                                             Frederick J. Rowan, II

                                             By:  David A. Brown, his
                                                  attorney-in-fact




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                      SCHEDULE OF PAYMENTS AND PREPAYMENTS